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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-133534 on Form S-1 of our report dated March 15, 2004, except for Note 18 (presented herein) and Note 19 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004 (not presented herein), as to which the date is May 24, 2005, relating to the consolidated financial statements of MarkWest Energy Partners, L.P, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
June 19, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM